SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  December 21, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

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Item 2.02  Results of Operations and Financial Condition.

On December 21, 2004 Huffy Corporation ("Huffy") filed its Financial Reports and Certification of Compliance with United States Trustee Operating Requirements for the period ended December 4, 2004 in the United States Bankruptcy Court for the Southern District of Ohio, a copy of which was filed with the Securities and Exchange Commission as an exhibit to a Form 8-K dated December 21, 2004.  Huffy has subsequently determined that the unaudited balance sheet contained in such report, dated December 4, 2004, should be revised to reflect certain adjustments to Huffy’s pre-petition retained earnings which were over-stated by $9.445 million and its long-term liabilities which were understated by the same amount, as well as other adjustments related to allocations between the pre-petition and post-petition periods.  A copy of the revised financial report, including the updated balance sheet dated December 4, 2004, is appended hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

99.1

Revised Financial Reports and Certification of Compliance with United States Trustee Operating Requirements for the period ended December 4, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: February 15, 2005	By: /s/ Robert W. Lafferty Robert W. Lafferty Senior Vice President – Chief Financial Officer, Finance and Treasurer